Exhibit 99.1

Infinite Acquisition Corp. will redeem its Class A Ordinary Shares and will not consummate an initial business combination

New York, October 23, 2023 – Infinite Acquisition Corp. (the “Company”) (NYSE: NFNT), a special purpose acquisition company, today announced that its board of directors has determined to redeem all of its issued and outstanding Class A ordinary shares, par value $0.0001 (the “Shares”), effective as of November 6, 2023, because the Company will not consummate an initial business combination within the time required by its Amended and Restated Memorandum and Articles of Association (the “Articles”), as extended in connection with the Company’s extraordinary general meeting of shareholders held on August 22, 2023 (the “Extension Meeting”). The redemption of the Shares is expected to be completed on or around November 6, 2023, or ten business days following the Company’s extension deadline on October 23, 2023.

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333-260699), initially filed with the United States Securities and Exchange Commission (the “Commission”) on November 3, 2021, relating to the Company’s initial public offering, if the Company is unable to complete an initial business combination within the time required in the Articles, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account established in connection with its initial public offering (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Shares then in issue, which redemption will completely extinguish public shareholders’ rights (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of sub-articles (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the Shares, will be approximately $10.78 (the “Redemption Amount”). The balance of the Trust Account as of October 23, 2023 and following the redemptions effectuated in connection with the Extension Meeting was approximately $86,375,237, including interest and dividend income. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

The Company anticipates that the Shares will cease trading on the New York Stock Exchange (the “NYSE”) as of the close of business on October 23, 2023. As of the close of business on October 23, 2023, the Shares will be deemed canceled and will represent only the right to receive the Redemption Amount on or around November 6, 2023.

The Redemption Amount will be payable to the holders of the Shares upon delivery of their shares to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Shares held in “street name,” however, will not need to take any action to receive the Redemption Amount.

The holders of the Company’s issued and outstanding Class B ordinary shares have agreed to waive their redemption rights with respect to such shares. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. After November 6, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that the NYSE will file a Form 25 with the Commission in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intention to redeem all of its outstanding Shares, the Company’s cash position or cash held in the Trust Account, the Redemption Amount, the timing of the payment of the Redemption Amount or the day on which the Company’s Shares will cease trading on the NYSE. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. Actual results could differ materially from those contemplated by the forward-looking statements described herein, including as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 22, 2023. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

For further information please contact:

Investors:
investors@infiniteacquisitioncorp.com

Media:
media@infiniteacquisitioncorp.com